UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           ---------------------------

                                    FORM 8-K

                           ---------------------------



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported): January 24, 1996

                           ---------------------------

                           Commission File No. 2-91762

                           ---------------------------



                         POLARIS AIRCRAFT INCOME FUND I


                        State of Organization: California
                   IRS Employer Identification No. 94-2938977
         201 Mission Street, 27th Floor, San Francisco, California 94105
                           Telephone - (415) 284-7400



















                       This document consists of 3 pages.

Item 5.   Other Events

Viscount Air Services, Inc. (Viscount) Default

As discussed in Polaris Aircraft Income Fund I's (the Partnership's) Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarterly period ended September 30, 1995, the Partnership has been in discussions with its lessee Viscount to restructure certain of Viscount's financial obligations to the Partnership. While such discussions were underway, Viscount had undertaken to pay in full, by the end of each month, beginning in June 1995, the current month's obligations by making partial periodic payments during that month. Viscount is presently in default on these financial obligations to the Partnership. As discussed in previous filings, Viscount's failure to perform on its financial obligations with the Partnership is expected to have an adverse effect on the Partnership's financial position.

On December 13, 1995, the Partnership sent a notice of default to Viscount demanding, within 10 days, full payment of all delinquent amounts due the Partnership. On January 9, 1996, Viscount was notified that the Partnership had elected to terminate the leases and the Partnership demanded return of the Aircraft. On January 24, 1996, Viscount filed a petition for protection under chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court in Tucson, Arizona. Viscount presently has possession of the aircraft and engines. Legal counsel has been retained and the general partner is evaluating the rights, remedies and courses of action available to the Partnership with respect to Viscount's default and bankruptcy filing.

The Partnership's three Boeing 737-200 commercial jet aircraft and two spare engines were on lease to Viscount prior to the lease termination notifications. Viscount had sub-leased one of the Partnership's aircraft to Nations Air Express, Inc. (Nations Air) through February 1998. Payments from Nations Air are paid directly to the Partnership. In addition to the two spare engines on lease to Viscount, one spare engine was sold to Viscount in November 1995. The Partnership agreed to accept payment of the sales price of approximately $0.5 million with interest in monthly installments through July 2000. The Partnership recorded a note receivable for the sales price, which is secured by the engine. The payments on the engine finance sale note receivable from Viscount are also currently in default. All payments, whether due from Viscount directly or indirectly from Nations Air, may be affected by Viscount's filing for protection under chapter 11.

As of December 31, 1995, the Partnership recognized rent, loan and interest receivables from Viscount aggregating approximately $1.8 million. In addition, delinquent maintenance reserves due from Viscount aggregate approximately $0.3 million as of December 31, 1995 for a total of approximately $2.1 million in outstanding obligations. As previously discussed, the engine finance sale note receivable, the balance of which at December 31, 1995 was approximately $0.5 million, is secured by the engine. The balance of the line of credit advanced to Viscount in 1994 of approximately $0.3 million at December 31, 1995 is guaranteed by certain affiliates of the principal shareholder of Viscount. The Partnership has recorded an allowance for credit losses for the remaining unsecured receivable balances from Viscount of approximately $1.0 million in the December 31, 1995 financial statements to be presented in the Partnership's 1995 Annual Report to the Securities and Exchange Commission on Form 10-K. The Partnership has received no additional payments from Viscount subsequent to December 31, 1995.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           POLARIS AIRCRAFT INCOME FUND I
                                           (Registrant)
                                           By:  Polaris Investment
                                                Management Corporation,
                                                General Partner




        February 7, 1996                   By: /S/Marc A. Meiches
---------------------------------              ------------------
                                               Marc A. Meiches
                                               Chief Financial Officer
                                               (principal financial officer and
                                               principal accounting officer of
                                               Polaris Investment Management
                                               Corporation, General Partner of
                                               the Registrant)